EXHIBIT 99.1

ENTRAVISION COMMUNICATIONS CORPORATION REPORTS

THIRD QUARTER 2008 RESULTS

-Third Quarter 2008 Net Revenue Decreases 5%-

-Repurchases 3.1 Million Shares in the Third Quarter-

SANTA MONICA, CALIFORNIA, November 5, 2008 – Entravision Communications Corporation (NYSE: EVC) today reported financial results for the three- and nine-month periods ended September 30, 2008.

Historical results, which are attached, are in thousands of U.S. dollars (except share and per share data). The results of our outdoor operations are presented in discontinued operations within the statements of operations in accordance with SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”. This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each of these non-GAAP financial measures, and a table reconciling each of these non-GAAP financial measures to its most directly comparable GAAP financial measure, is included beginning on page 8. Unaudited financial highlights are as follows:

	Three-Month Period Ended September 30,			Nine-Month Period Ended September 30,
	2008	2007	% Change	2008	2007	% Change
Net revenue	$60,988	$64,101	(5)%	$179,573	$187,532	(4)%
Operating expenses (1)	36,977	35,938	3%	109,284	107,756	1%
Corporate expenses (2)	3,772	3,682	2%	12,703	12,684	0%
Consolidated adjusted EBITDA (3)	21,122	25,280	(16)%	60,156	69,497	(13)%
Free cash flow (4)	$8,756	$14,176	(38)%	$23,042	$37,321	(38)%
Free cash flow per share, basic and diluted (4)	$0.10	$0.14	(29)%	$0.25	$0.36	(31)%
Net income (loss) from continuing operations	$(354,491)	$1,246	NM	$(349,881)	$13,926	NM
Net income (loss) applicable to common stockholders	$(354,491)	$(1,377)	NM	$(351,454)	$3,934	NM
Net income (loss) per share from continuing operations applicable to common stockholders, basic and diluted	$(3.98)	$0.01	NM	$(3.80)	$0.13	NM
Net income (loss) per share applicable to common stockholders, basic and diluted	$(3.98)	$(0.01)	NM	$(3.82)	$0.04	NM
Weighted average common shares outstanding, basic	89,130,413	102,516,344		92,029,671	103,512,026
Weighted average common shares outstanding, diluted	89,130,413	103,224,022		92,029,671	104,206,434

(1)	Operating expenses include direct operating, selling, general and administrative expenses. Included in operating expenses are $0.4 million and $0.2 million of non-cash stock-based compensation for the three-month periods ended September 30, 2008 and 2007, respectively and $1.0 million and $0.9 million of non-cash stock-based compensation for the nine-month periods ended September 30, 2008 and 2007, respectively. Operating expenses do not include corporate expenses, depreciation and amortization, impairment loss and gain (loss) on sale of assets.
(2)	Corporate expenses include $0.5 million and $0.4 million of non-cash stock-based compensation for the three-month periods ended September 30, 2008 and 2007, respectively and $1.4 million and $1.4 million of non-cash stock-based compensation for the nine-month periods ended September 30, 2008 and 2007, respectively.
(3)

Consolidated adjusted EBITDA means operating income (loss) plus (gain) loss on sale of assets, depreciation and amortization, non-cash impairment loss, non-cash stock-based compensation included in operating and corporate expenses and syndication programming amortization less syndication programming payments. We use the term consolidated adjusted EBITDA because that measure is defined in our syndicated bank credit facility and does not include (gain) loss on sale of assets, depreciation and amortization, non-cash impairment loss, non-cash stock-based compensation, net interest expense, income tax expense (benefit), equity in net income (loss) of nonconsolidated affiliate, loss from discontinued operations and syndication programming amortization and does include syndication programming payments. The definition of operating income (loss), and thus consolidated adjusted EBITDA, excludes (gain) loss on sale of assets, depreciation and amortization, non-cash impairment loss, non-cash stock-based compensation, net interest expense, income tax expense (benefit), equity in net income (loss) of nonconsolidated affiliate, loss from discontinued operations and syndication programming amortization. While many in the financial community and we consider consolidated adjusted EBITDA to be important, it should be considered in addition to, but not as a substitute for or superior to, other measures of liquidity and financial performance prepared in accordance with accounting principles generally accepted in the United States of America, such as cash flows from operating activities, operating income and net income. As consolidated adjusted EBITDA excludes non-cash (gain) loss of sales of assets, non-cash depreciation and amortization, non-cash impairment loss, non-cash stock-based compensation, net interest expense, income tax expense (benefit), equity in net income (loss) of nonconsolidated affiliate, loss from discontinued operations and syndication programming

Entravision Communications

amortization and includes syndication programming payments, consolidated adjusted EBITDA has certain limitations because it excludes and includes several important non-cash financial line items. Therefore, we consider both non-GAAP and GAAP measures when evaluating our business. Consolidated adjusted EBITDA is also used to make executive compensation decisions.

(4)	Free cash flow is defined as consolidated adjusted EBITDA less cash paid for income taxes, net interest expense and capital expenditures. Net interest expense is defined as interest expense, less non-cash interest expense relating to amortization of debt finance costs, less interest income less the change in the fair value of our interest rate swaps. Free cash flow per share is defined as free cash flow divided by the diluted weighted average common shares outstanding.

Commenting on the Company’s earnings results, Walter F. Ulloa, Chairman and Chief Executive Officer, said, “Our third quarter financial results were impacted by the economic environment and related advertising slowdown across the majority of our markets. We have taken steps to reduce our costs and operate as efficiently as possible in an effort to maximize our cash flows, without sacrificing the quality of our content or marketing efforts. We have also maintained a strong balance sheet and ample financial flexibility. Our audience shares remain strong and we remain focused on further growing our presence in the nation’s fastest growing and most densely populated markets. We believe we are in a solid position to capitalize on our market leadership when the economy recovers.”

The Company also announced that it repurchased 3.1 million shares of Class A common stock for approximately $10.1 million in the third quarter of 2008. The Company announced that it repurchased an additional 0.9 million shares of Class A common stock for approximately $1.9 million as of October 31, 2008. The Company also announced that it has taken steps to reduce operating and corporate expense throughout the company.

Impairment of Television and Radio Segment Intangibles

The Company recorded an impairment charge of $440 million related to television and radio FCC broadcasting licenses and goodwill as a result of an appraisal recently conducted on certain television and radio assets.

Financial Results

Three Months Ended September 30, 2008 Compared to Three Months Ended September 30, 2007

(Unaudited)

	Three-Month Period Ended September 30,
	2008	2007	% Change
Net revenue	$60,988	$64,101	(5)%
Operating expenses (1)	36,977	35,938	3%
Corporate expenses (1)	3,772	3,682	2%
Depreciation and amortization	5,998	5,670	6%
Impairment charge	440,020	—	NM

Operating income (loss)	(425,779)	18,811	NM
Interest expense, net	(7,550)	(16,979)	(56)%

Income (loss) before income taxes	(433,329)	1,832	NM
Income tax (expense) benefit	78,847	(831)	NM

Income (loss) before equity in net income (loss) of nonconsolidated affiliates and discontinued operations	(354,482)	1,001	NM
Equity in net income (loss) of nonconsolidated affiliates	(9)	245	NM

Income (loss) from continuing operations	(354,491)	1,246	NM
Loss from discontinued operations, net of tax	—	(2,623)	NM

Net loss	$(354,491)	$(1,377)	NM

(1)	Operating expenses and corporate expenses are defined on page 1.

Entravision Communications

Net revenue decreased to $61.0 million for the three-month period ended September 30, 2008 from $64.1 million for the three-month period ended September 30, 2007, a decrease of $3.1 million. Of the overall decrease, $2.4 million came from our television segment and was primarily attributable to a decrease in national and local advertising sales and advertising rates, which in turn was primarily due to the weak economy. Additionally, $0.7 million of the decrease came from our radio segment and was primarily attributable to a decrease in local advertising sales and local advertising rates, which in turn was primarily due to the weak economy.

Operating expenses increased to $37.0 million for the three-month period ended September 30, 2008 from $35.9 million for the three-month period ended September 30, 2007, an increase of $1.1 million. The increase was primarily attributable to an increase in third quarter expenses associated with moving our annual Los Angeles promotional event from the second quarter to the third quarter in 2008, as well as an increase in wages, rating services and rent expense, partially offset by a decrease in expenses associated with the decrease in net revenue.

Corporate expenses increased to $3.8 million for the three-month period ended September 30, 2008 from $3.7 million for the three-month period ended September 30, 2007, an increase of $0.1 million. The increase was attributable to an increase in non-cash stock-based compensation of $0.1 million.

The Company recorded an impairment charge of $440 million related to television and radio FCC broadcasting licenses and goodwill as a result of an appraisal recently conducted on certain television and radio assets.

Nine Months Ended September 30, 2008 Compared to Nine Months Ended September 30, 2007

(Unaudited)

	Nine-Month Period Ended September 30,
	2008	2007	% Change
Net revenue	$179,573	$187,532	(4)%
Operating expenses (1)	109,284	107,756	1%
Corporate expenses (1)	12,703	12,684	0%
Depreciation and amortization	17,185	16,993	1%
Impairment charge	440,020	—	NM

Operating income (loss)	(399,619)	50,099	NM
Interest expense, net	(26,256)	(27,330)	(4)%

Income (loss) before income taxes	(425,875)	22,769	NM
Income tax (expense) benefit	76,167	(9,248)	NM

Income (loss) before equity in net income (loss) of nonconsolidated affiliates and discontinued operations	(349,708)	13,521	NM
Equity in net income (loss) of nonconsolidated affiliates	(173)	405	NM

Income (loss) from continuing operations	(349,881)	13,926	NM
Loss from discontinued operations, net of tax	(1,573)	(9,992)	(84)%

Net income (loss)	$(351,454)	$3,934	NM

(1)	Operating expenses and corporate expenses are defined on page 1.

Net revenue decreased to $179.5 million for the nine-month period ended September 30, 2008 from $187.5 million for the nine-month period ended September 30, 2007, a decrease of $8.0 million. Of the overall decrease, $4.5 million came from our television segment and was primarily attributable to a decrease in national advertising rates, which in turn was primarily due to the weak economy. Additionally, $3.5 million of the decrease came from our radio segment and was primarily attributable to a decrease in local advertising sales and local advertising rates, which in turn was primarily due to the weak economy.

Entravision Communications

Operating expenses increased to $109.3 million for the nine-month period ended September 30, 2008 from $107.8 million for the nine-month period ended September 30, 2007, an increase of $1.5 million. The increase was primarily attributable to an increase in wages, rating services and syndication expense, partially offset by a decrease in expenses associated with the decrease in net revenue.

Corporate expenses were $12.7 million for each the nine-month periods ended September 30, 2008 and 2007.

The Company recorded an impairment charge of $440 million related to television and radio FCC broadcasting licenses and goodwill as a result of an appraisal recently conducted on certain television and radio assets.

Segment Results

The following represents selected unaudited segment information:

	Three-Month Period Ended September 30,
	2008	2007	% Change
Net Revenue
Television	$37,479	$39,917	(6)%
Radio	23,509	24,184	(3)%

Total	$60,988	$64,101	(5)%
Operating Expenses (1)
Television	$21,908	$22,103	(1)%
Radio	15,069	13,835	9%

Total	$36,977	$35,938	3%
Corporate Expenses (1)	$3,772	$3,682	2%
Consolidated adjusted EBITDA (1)	$21,122	$25,280	(16)%

(1)	Operating expenses, Corporate expenses, and Consolidated adjusted EBITDA are defined on page 1.

Commencing with the fourth quarter of 2008, the company will no longer be providing forward-looking guidance.

Entravision Communications Corporation will hold a conference call to discuss its 2008 third quarter results on November 5, 2008 at 5 p.m. Eastern Time. To access the conference call, please dial 412-858-4600 ten minutes prior to the start time. The call will be webcast live and archived for replay at www.entravision.com.

Entravision Communications Corporation is a diversified Spanish-language media company utilizing a combination of television and radio operations to reach Hispanic consumers across the United States, as well as the border markets of Mexico. Entravision is the largest affiliate group of both the top-ranked Univision television network and Univision’s TeleFutura network, with television stations in 20 of the nation’s top 50 Hispanic markets. The company also operates one of the nation’s largest groups of primarily Spanish-language radio stations, consisting of 48 owned and operated radio stations. Entravision shares of Class A Common Stock are traded on The New York Stock Exchange under the symbol: EVC.

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially

Entravision Communications

different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations, and the Company disclaims any duty to update any forward-looking statements made by the Company. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission.

# # #

(Financial Table Follows)

For more information, please contact:
Christopher T. Young	Mike Smargiassi/Andres Ortega
Chief Financial Officer	Brainerd Communicators, Inc.
Entravision Communications Corporation	212-986-6667
310-447-3870

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three-Month Period Ended September 30,		Nine-Month Period Ended September 30,
	2008	2007	2008	2007
Net revenue (including related parties of $0, $150, $182 and $450)	$60,988	$64,101	$179,573	$187,532

Expenses:
Direct operating expenses (including related parties of $3,010, $3,203, $8,582 and $9,132) (including non-cash stock-based compensation of $173, $105, $462 and $356)	25,583	25,204	76,258	74,429
Selling, general and administrative expenses (including non-cash stock-based compensation of $217, $135, $579 and $535)	11,394	10,734	33,026	33,327
Corporate expenses (including non-cash stock-based compensation of $506, $397, $1,409 and $1,415)	3,772	3,682	12,703	12,684
Depreciation and amortization (includes direct operating of $4,706, $4,448, $13,432 and $13,338; selling, general and administrative of $1,006, $1,003, $2,991 and $3,005; and corporate of $286, $219, $762 and $650) (including related parties of $580, $580, $1,740 and $1,740)	5,998	5,670	17,185	16,993
Impairment charge	440,020	—	440,020	—

	486,767	45,290	579,192	137,433

Operating income (loss)	(425,779)	18,811	(399,619)	50,099
Interest expense (including related parties of $44, $58, $156 and $199)	(8,172)	(18,304)	(27,595)	(31,221)
Interest income	622	1,325	1,339	3,891

Income (loss) before income taxes	(433,329)	1,832	(425,875)	22,769
Income tax (expense) benefit	78,847	(831)	76,167	(9,248)

Income (loss) before equity in net income (loss) of nonconsolidated affiliate and discontinued operations	(354,482)	1,001	(349,708)	13,521
Equity in net income (loss) of nonconsolidated affiliate	(9)	245	(173)	405

Income (loss) from continuing operations	(354,491)	1,246	(349,881)	13,926
Loss from discontinued operations, net of tax benefit of $0, $1,666, $604 and $5,826	—	(2,623)	(1,573)	(9,992)

Net income (loss) applicable to common stockholders	$(354,491)	$(1,377)	$(351,454)	$3,934

Basic and diluted earnings per share:
Net income (loss) per share from continuing operations applicable to common stockholders, basic and diluted	$(3.98)	$0.01	$(3.80)	$0.13

Net loss per share from discontinued operations, basic and diluted	$—	$(0.02)	$(0.02)	$(0.09)

Net income (loss) per share applicable to common stockholders, basic and diluted	$(3.98)	$(0.01)	$(3.82)	$0.04

Weighted average common shares outstanding, basic	89,130,413	102,516,344	92,029,671	103,512,026

Weighted average common shares outstanding, diluted	89,130,413	103,224,022	92,029,671	104,206,434

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Cash Flows

(Unaudited; in thousands)

	Three-Month Period Ended September 30,		Nine-Month Period Ended September 30,
	2008	2007	2008	2007
Cash flows from operating activities:
Net income (loss)	$(354,491)	$(1,377)	$(351,454)	$3,934
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,998	5,670	17,185	16,993
Impairment charge	440,020	—	440,020	—
Deferred income taxes	(79,198)	330	(77,537)	7,563
Amortization of debt issue costs	100	101	302	303
Amortization of syndication contracts	700	663	2,255	1,078
Payments on syndication contracts	(713)	(501)	(2,135)	(979)
Equity in net (income) loss of nonconsolidated affiliate	9	(245)	173	(405)
Non-cash stock-based compensation	896	637	2,450	2,306
Change in fair value of interest rate swap agreements	436	10,263	3,647	7,467
Changes in assets and liabilities, net of effect of acquisitions and dispositions:
(Increase) decrease in accounts receivable	3,490	(1,130)	3,648	(7,113)
Increase in prepaid expenses and other assets	(178)	(1,112)	(100)	(1,243)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(1,445)	398	(3,205)	(1,058)
Effect of discontinued operations	—	2,722	(2,230)	11,540

Net cash provided by operating activities	15,624	16,419	33,019	40,386

Cash flows from investing activities:
Proceeds from sale of property and equipment and intangibles	—	—	101,498	20
Purchases of property and equipment and intangibles	(5,007)	(4,087)	(13,415)	(13,490)
Purchase of a business	—	—	(22,885)	—
Deposits on acquisitions	(200)	—	(200)	—
Effect of discontinued operations	—	(81)	(194)	(1,263)

Net cash provided by (used in) investing activities	(5,207)	(4,168)	64,804	(14,733)

Cash flows from financing activities:
Proceeds from issuance of common stock	299	1,315	785	6,792
Payments on long-term debt	(2)	(1,276)	(11,036)	(2,420)
Repurchase of Class U common stock	—	—	(10,380)	—
Repurchase of Class A common stock	(10,245)	(42,605)	(46,538)	(45,445)
Change in excess tax benefits from exercise of stock options	—	97	(25)	573

Net cash used in financing activities	(9,948)	(42,469)	(67,194)	(40,500)

Net increase (decrease) in cash and cash equivalents	469	(30,218)	30,629	(14,847)
Cash and cash equivalents:
Beginning	117,105	133,896	86,945	118,525

Ending	$117,574	$103,678	$117,574	$103,678

Entravision Communications

Entravision Communications Corporation

Reconciliation of Consolidated Adjusted EBITDA to Cash Flows From Operating Activities

(Unaudited; in thousands)

The most directly comparable GAAP financial measure is operating cash flow. A reconciliation of this non-GAAP measure to cash flows from operating activities for each of the periods presented is as follows:

	Three-Month Period Ended September 30,		Nine-Month Period Ended September 30,
	2008	2007	2008	2007
Consolidated adjusted EBITDA (1)	$21,122	$25,280	$60,156	$69,497
Interest expense	(8,172)	(18,304)	(27,595)	(31,221)
Interest income	622	1,325	1,339	3,891
Income tax (expense) benefit	78,847	(831)	76,167	(9,248)
Amortization of syndication contracts	(700)	(663)	(2,255)	(1,078)
Payments on syndication contracts	713	501	2,135	979
Non-cash stock-based compensation included in direct operating expenses	(173)	(105)	(462)	(356)
Non-cash stock-based compensation included in selling, general and administrative expenses	(217)	(135)	(579)	(535)
Non-cash stock-based compensation included in corporate expenses	(506)	(397)	(1,409)	(1,415)
Depreciation and amortization	(5,998)	(5,670)	(17,185)	(16,993)
Impairment charge	(440,020)	—	(440,020)	—
Equity in net income (loss) of nonconsolidated affiliates	(9)	245	(173)	405
Loss from discontinued operations	—	(2,623)	(1,573)	(9,992)

Net income (loss)	(354,491)	(1,377)	(351,454)	3,934
Depreciation and amortization	5,998	5,670	17,185	16,993
Impairment charge	440,020	—	440,020	—
Deferred income taxes	(79,198)	330	(77,537)	7,563
Amortization of debt issue costs	100	101	302	303
Amortization of syndication contracts	700	663	2,255	1,078
Payments on syndication contracts	(713)	(501)	(2,135)	(979)
Equity in net (income) loss of nonconsolidated affiliate	9	(245)	173	(405)
Non-cash stock-based compensation	896	637	2,450	2,306
Change in fair value of interest rate swap agreements	436	10,263	3,647	7,467
Changes in assets and liabilities, net of effect of acquisitions and dispositions:
(Increase) decrease in accounts receivable	3,490	(1,130)	3,648	(7,113)
Increase in prepaid expenses and other assets	(178)	(1,112)	(100)	(1,243)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(1,445)	398	(3,205)	(1,058)
Effect of discontinued operations	—	2,722	(2,230)	11,540

Cash flows from operating activities	$15,624	$16,419	$33,019	$40,386

(1)	Consolidated adjusted EBITDA is defined on page 1.

Entravision Communications

Entravision Communications Corporation

Reconciliation of Free Cash Flow to Net Income (Loss)

(Unaudited; in thousands)

The most directly comparable GAAP financial measure is net income. A reconciliation of this non-GAAP measure to net income for each of the periods presented is as follows:

	Three-Month Period Ended September 30,		Nine-Month Period Ended September 30,
	2008	2007	2008	2007
Consolidated adjusted EBITDA (1)	$21,122	$25,280	$60,156	$69,497
Net interest expense (1)	7,013	6,615	22,306	19,560
Cash paid for income taxes	350	403	1,394	1,111
Capital expenditures (2)	5,003	4,086	13,414	11,505

Free cash flow (1)	8,756	14,176	23,042	37,321
Capital expenditures (2)	5,003	4,086	13,414	11,505
Non-cash interest (expense) income relating to amortization of debt finance costs and interest rate swap agreements	(537)	(10,364)	(3,950)	(7,770)
Non-cash income tax (expense) benefit	79,197	(428)	77,561	(8,137)
Amortization of syndication contracts	(700)	(663)	(2,255)	(1,078)
Payments on syndication contracts	713	501	2,135	979
Non-cash stock-based compensation included in direct operating expenses	(173)	(105)	(462)	(356)
Non-cash stock-based compensation included in selling, general and administrative expenses	(217)	(135)	(579)	(535)
Non-cash stock-based compensation included in corporate expenses	(506)	(397)	(1,409)	(1,415)
Depreciation and amortization	(5,998)	(5,670)	(17,185)	(16,993)
Impairment charge	(440,020)	—	(440,020)	—
Equity in net income (loss) of nonconsolidated affiliates	(9)	245	(173)	405
Loss from discontinued operations	—	(2,623)	(1,573)	(9,992)

Net income (loss)	$(354,491)	$(1,377)	$(351,454)	$3,934

(1)	Consolidated adjusted EBITDA, net interest expense and free cash flow are defined on page 1.
(2)	Capital expenditures is not part of the consolidated statement of operations.